Exhibit 5.1

July 20, 2026

Fortive Corporation

6920 Seaway Blvd

Everett, Washington 98203

Ladies and Gentlemen:

This opinion is furnished in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) by Fortive Corporation (the “Corporation”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

(i)	common stock, $0.01 par value per share (the “Common Stock”);
(ii)	preferred stock, $0.01 par value per share (the “Preferred Stock”);
(iii)	senior debt securities (the “Senior Debt Securities”);
(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);
(v)	depositary shares representing a fractional interest in a share or multiple shares of Preferred Stock (the “Depositary Shares”);
(vi)	contracts obligating the Company or a holder to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”);
(vii)	purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities or debt obligations of third parties or any other securities (the “Purchase Units”);
(viii)	warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”); and
(ix)	subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (“Certificate of Designation”) with respect thereto. The Senior Debt Securities may be issued pursuant to a senior indenture (the “Senior Indenture”) to be entered into between the Company and a trustee to be named in the Senior Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures” and each, individually, an “Indenture”) to be entered into between the Company and a trustee to be named in the Subordinated Indenture and duly qualified under the Trust Indenture Act. The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a depositary agreement (the “Depositary Agreement”) to be entered into between the Company and a bank or trust company as depositary. The Purchase Contracts may be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company as purchase contract agent. The Purchase Units may be issued pursuant to a unit agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company as unit agent. Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company as warrant agent. The Subscription Rights may be issued pursuant to a standby underwriting agreement (the “Standby Underwriting Agreement”) with dealers, acting as standby underwriters.

I have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of the corporate minute books of the Company, the Amended and Restated Certificate of Incorporation (as restated or amended as of the date hereof, the “Certificate of Incorporation”) the Amended and Restated Bylaws of the Company (as restated or amended as of the date hereof, the “Bylaws”), other such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and assuming that (i) one or more prospectus supplements will be prepared, delivered and filed, in compliance with the Securities Act, with the Commission describing the Securities offered thereby; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplements; (iii) in the case of any Debt Securities offered, (a) the applicable Indenture will be duly authorized, executed and delivered by the Company and the trustee named therein in substantially the form filed as Exhibit 4.4 or 4.5 to the Registration Statement, as the case may be, (b) the applicable trustee will be duly eligible to serve as trustee, (c) any supplemental indenture relating to a series of Debt Securities to be issued under the applicable Indenture will be duly authorized, executed and delivered by the parties thereto and (d) the Debt Securities will be duly executed by the Company and authenticated by the trustee named in the applicable Indenture; (iv) any Warrant Agreement, Unit Agreement, Depositary Agreement, Purchase Contract Agreement and Standby Underwriting Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized and validly executed and delivered by all parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (viii) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (ix) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware, I am of the opinion that:

1. With respect to shares of the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation, the Bylaws and the Authorizing Resolutions, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of any series of the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series and related matters, including establishment and designation of the series and the fixing and determination of the preferences, limitations and relative rights thereof and the filing of a Certificate of Amendment with respect to the series with the Secretary of State of the State of Delaware and such Certificate of Amendment has been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation, the Bylaws and the Authorizing Resolutions, (iii) the shares of the series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Senior Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Senior Indenture has been duly authorized, executed and delivered, (iii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the Authorizing Resolutions, (iv) such Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Subordinated Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Subordinated Indenture has been duly authorized, executed and delivered, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the Authorizing Resolutions, (iv) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Depositary Shares, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares and related matters, including the adoption of a Certificate of Amendment relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware and such Certificate of Amendment has been duly filed, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Certificate of Incorporation, the Bylaws and the Authorizing Resolutions, (iv) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Depositary Shares will be legally issued.

6. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Purchase Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Purchase Units have been duly executed and delivered in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. With respect to the Subscription Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Standby Underwriting Agreement relating to the Subscription Rights has been duly authorized, executed and delivered, (iii) the terms of the Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Standby Underwriting Agreement and the Authorizing Resolutions, (iv) the Subscription Rights have been duly executed and countersigned in accordance with the applicable Standby Underwriting Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

I am expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. I have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company and enforceable against each such other party in accordance with their respective terms.

I have assumed for purposes of my opinion herein that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. I have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities.

Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, preference, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; (iv) general equitable principles; and (v) acceleration of the Debt Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

Furthermore, I express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which I am opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

My opinion is limited to matters governed by the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I consent to the use of this opinion and consent in the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to my name therein and in the related Prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

By:	/s/ Daniel B. Kim
Vice President, Associate General Counsel and Secretary